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                                                FILED PURSUANT TO RULE 424(B)(3)
                                            REGISTRATION STATEMENT NO. 333-36178

      PROSPECTUS ADDENDUM TO THE PROSPECTUS SUPPLEMENT DATED MAY 10, 2000
                      AND THE PROSPECTUS DATED MAY 8,2000

                         THE GOLDMAN SACHS GROUP, INC.
                          MEDIUM-TERM NOTES, SERIES B

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     You should read the accompanying prospectus supplement, which gives the specific terms of the offered notes, together with the accompanying prospectus dated May 8, 2000 and prospectus supplement dated May 10, 2000 of The Goldman Sachs Group, Inc. When you read the supplement with the specific terms, please note that all references in it to the "prospectus dated February 16, 2000" or the "prospectus dated May 18, 1999", or to any sections of those documents, should refer instead to the accompanying prospectus dated May 8, 2000 as supplemented by the accompanying prospectus supplement dated May 10, 2000, or to the corresponding sections of these accompanying documents, as appropriate.

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                              GOLDMAN, SACHS & CO.

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                     Prospectus Addendum dated May 10, 2000
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     This Prospectus Addendum is to be delivered in market-making transactions by affiliates of The Goldman Sachs Group, Inc. in those Medium-Term Notes, Series B, of The Goldman Sachs Group, Inc. that were initially issued before May 8, 2000 under prior registration statements. This Prospectus Addendum will be accompanied in those cases by the Prospectus Supplement dated May 10, 2000 and the Prospectus dated May 8, 2000 of The Goldman Sachs Group, Inc.